Exhibit 2.2

EXECUTION COPY

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of March        , 2006, by and among Micron Technology, Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of Lexar Media, Inc., a Delaware corporation (the “Company”).

RECITALS

A.            Concurrently with the execution of this Agreement, Parent, March 2006 Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company.

B.            Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company will be canceled and converted into the right to receive the consideration set forth in the Merger Agreement upon the terms and subject to the conditions set forth in the Merger Agreement.

C.            As of the date hereof, Stockholder Beneficially Owns (as defined below) the number of Shares (as defined below) of capital stock of the Company as set forth on the signature page of this Agreement.

D.            In order to induce Parent and Merger Sub to execute the Merger Agreement, Stockholder desires to restrict the transfer or disposition of, and desires to vote, the Shares as provided in this Agreement, and the execution and delivery of this Agreement and the Proxy (as defined below) is a material condition to Parent’s willingness to enter into the Merger Agreement.

E.             As a stockholder of the Company, the Stockholder will benefit from the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a)           A Person shall be deemed to “Beneficially Own” a security if such Person has “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(b)           “Constructive Sale” means, with respect to any security, a short sale or entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership of such security.

(c)           “Expiration Date” means the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof.

(d)           “Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, arbitral body, administrative agency or commission or other governmental authority or instrumentality or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(e)           “Options” means: (i) all securities Beneficially Owned by Stockholder as of the date of this Agreement that are convertible into, or exercisable or exchangeable for, shares of capital stock of the Company, including, without limitation, options, warrants and other rights to acquire shares of Company Common Stock or other shares of capital stock of the Company; and (ii) all securities of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through and including the Expiration Date that are convertible into, or exercisable or exchangeable for, shares of capital stock of the Company, including, without limitation, options, warrants and other rights to acquire shares of Company Common Stock or other shares of capital stock of the Company.

(f)            “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(g)           “Shares” means: (i) all shares of capital stock of the Company Beneficially Owned by Stockholder as of the date of this Agreement; and (ii) all shares of capital stock of the Company of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through and including the Expiration Date, including, without limitation, in each case, shares issued upon the conversion, exercise or exchange of Options.

(h)           “Transfer” means, with respect to any security, the direct or indirect (i) assignment, sale, transfer, tender, pledge, hypothecation, gift, placement in trust, Constructive Sale or other disposition of such security (excluding transfers by testamentary or intestate succession, of any right, title or interest in such security (including, without limitation, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise) or of the record or beneficial ownership of such security, or (ii) offer to make any such sale, transfer, tender, pledge, hypothecation, gift, placement in trust,

Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing, in each case, excluding any Transfer pursuant to a court order.

(i)            “Voting Period” shall mean the period commencing on the date of this Voting Agreement and ending on the earlier of: (i) the date on which the Merger Agreement is validly terminated; and (ii) the date on which a final vote is taken by the stockholders of Parent on a proposal to approve the issuance of Parent Common Stock in the Merger.

2.             No Transfer of Shares or Options. Stockholder agrees that, at all times during the Voting Period, Stockholder shall not Transfer (or cause or permit any Transfer of) any Shares, or make any agreement relating thereto, in each case, without the prior written consent of Parent other than the issuance of Company Common Stock to Stockholder in connection with the exercise by Stockholder of Company Options pursuant to a cashless exercise. Notwithstanding the foregoing, (a) if Stockholder is an individual to any member of Stockholder’s immediate family; or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family: or (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder, provided, that any such transferee agrees to assume the obligations of the Stockholder hereunder with respect to any Shares so transferred and the Stockholder may Transfer Shares pursuant to the terms of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act in effect prior to the date hereof. Stockholder agrees that any Transfer in violation of this Agreement shall be void and of no force or effect.

3.             No Transfer of Voting Rights. Stockholder agrees that, during the Voting Period, Stockholder shall not deposit (or cause or permit the deposit of) any Shares or Options in a voting trust or grant (or cause or permit the grant of) any proxy or enter into (or cause or permit the entry into) any voting agreement or similar agreement with respect to any of the Shares or Options other than as contemplated by this Agreement.

4.             Agreement to Vote Shares.

(a)           Until the Expiration Date, at every meeting of stockholders of the Company, however called, at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, Stockholder shall vote, to the extent not voted by the Person(s) appointed under the Proxy (as defined below), all of the Shares or cause the Shares to be voted:

(i)            in favor of (1) adoption of the Merger Agreement, including all actions and transactions contemplated by the Merger Agreement or the Proxy and (2) any other actions presented to holders of shares of capital stock of the Company that would reasonably be expected to facilitate the Merger Agreement, the Merger and the other actions and transactions contemplated by the Merger Agreement or the Proxy;

(ii)           against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or consummation of the Merger and the other transactions contemplated by the Merger Agreement or the Proxy; and

(iii)          against any Acquisition Proposal or any other action that is intended, or would reasonably be expected, to, in any manner impede, prevent, interfere with, delay, postpone, discourage or otherwise adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

(b)           Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions to vote, or make any public announcement that is in any manner inconsistent with this Section 4.

5.             Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by applicable law, covering all Shares.

6.             Representations, Warranties and Covenants of Stockholder. Stockholder represents, warrants and covenants to Parent as follows:

(a)           Stockholder is the Beneficial Owner of the Shares and the Options indicated on the signature page of this Agreement.

(b)           Stockholder does not Beneficially Own any shares of capital stock of the Company or any securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, other than the Shares and Options set forth on the signature page hereto.

(c)           Stockholder has the full power to dispose, vote or direct the voting of the Shares for and on behalf of all beneficial owners of the Shares.

(d)           The Shares are, and at all times up to and including the Expiration Date the Shares will be, unless Transferred in compliance with Section 2, Beneficially Owned by Stockholder, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges, proxies, voting trusts or agreements, understandings or arrangement, or any other encumbrances of any kind or nature (“Encumbrances”).

(e)           The execution and delivery of this Agreement and the Proxy by Stockholder do not, and Stockholder’s performance of its obligations under this Agreement will not conflict with or violate any order, decree, judgment, statute, law, rule, regulation or agreement applicable to the Stockholder and such Shares or Options, except where such conflict or violation would not, individually or in the aggregate, materially impair the ability of the Stockholder to perform his obligations hereunder.

(f)            Stockholder has all requisite power and authority to make, enter into and perform the terms of this Agreement and the Proxy without limitation, qualification or restriction on such power and authority.

Except as expressly contemplated herein, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders’ agreement, partnership agreement or voting trust.

7.             Consents and Waivers. Stockholder (not in his or her capacity as a director or officer of the Company) hereby gives all consents and waivers that may be reasonably required from it for the execution delivery of this Agreement and the Proxy under the terms of any agreement or instrument to which such Stockholder is a party, which consent or waiver is required solely because of the consummation of the Merger in accordance with the terms of the Merger Agreement.

8.             Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date.

9.             Stockholder Capacity. So long as Stockholder is an officer or director of the Company, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions taken by Stockholder in his or her capacity as an officer or director of the Company or any of its Subsidiaries or from fulfilling the obligations of such office (including the performance of obligations required by the fiduciary obligations of Stockholder acting solely in his or her capacity as an officer or director).

10.           Miscellaneous.

(a)           Waiver. No failure on the part of Parent or Stockholder to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or Stockholder in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent nor Stockholder shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent or Stockholder, as appropriate; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(b)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally and/or by messenger service, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by facsimile or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)            if to Parent, to:

Micron Technology, Inc.

8000 S. Federal Way

Boise, ID  83707-0006

Attention:  General Counsel

Telephone No.:  (208) 368-4517

Facsimile No.:  (208) 368-4540

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1100

Palo Alto, California  94301

Attention:      Kenton J. King

Celeste E. Greene

Facsimile No.:   (650) 470-4570

(ii)           if to Stockholder: To the address for notice set forth on the signature page hereof.

(c)           Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

(d)           Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(e)           Entire Agreement; Amendment. This Agreement and the Proxy constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing specifically referencing this Agreement and executed by each of the parties hereto.

(f)            Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(h)           Rules of Construction.   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(i)            Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event of any such proceedings to enforce this agreement, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including all reasonable attorneys’ and experts’ fees.

(j)            Binding Effect; No Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other parties. Any purported assignment in violation of this Section 10(j) shall be void.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

MICRON TECHNOLOGY, INC.	STOCKHOLDER:

By:
Name:	Signature
Title:

Print Name

Address
Shares and Options:

Company Common Stock:
Company Options:

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EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of Lexar Media, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Micron Technology, Inc., a Delaware corporation (“Parent”), and any designee of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the undersigned with full power of substitution and resubstitution, to vote and exercise all voting and related rights with respect to, and to grant a consent or approval in respect of (in each case, to the full extent that the undersigned is entitled to do so), all of the shares of capital stock of the Company that now are or hereafter may be Beneficially Owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”), in accordance with the terms of this Proxy. The Shares Beneficially Owned by the undersigned as of the date of this Proxy are set forth on the signature page hereof. Any and all prior proxies heretofore given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby covenants and agrees not to grant any subsequent proxies with respect to any Shares. Capitalized terms used and not defined herein have the meanings assigned to them in that certain Voting Agreement, dated of even date herewith, by and among Parent and Stockholder (the “Voting Agreement”).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to the Voting Agreement, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 6, 2006, by and among Parent, March 2006 Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the “Merger”) and the receipt by Stockholder of shares of common stock, par value $0.10 per share, of Parent in exchange for the Shares.

The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned to act as the undersigned’s attorney-in-fact and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

(i)            in favor of (1) adoption of the Merger Agreement, including all actions and transactions contemplated by the Merger Agreement or this Proxy and (2) any other actions presented to holders of shares of capital stock of the Company that would reasonably be expected to facilitate the Merger Agreement, the Merger and the other actions and transactions contemplated by the Merger Agreement or this Proxy;

(ii)           against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or consummation of the Merger and the other transactions contemplated by the Merger Agreement or this Proxy; and

(iii)          against any Acquisition Proposal or any other action that is intended, or would reasonably be expected, to, in any manner impede, prevent, interfere with, delay, postpone, discourage or otherwise adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

The attorneys-in-fact and proxies named above may not exercise this Proxy with respect to any matter other than the matters described in clauses (i), (ii) or (iii) above, and Stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

So long as Stockholder is an officer or director of the Company, nothing in this Proxy shall be construed as preventing or otherwise affecting any actions taken by Stockholder in his or her capacity as an officer or director of the Company or any of its Subsidiaries or from fulfilling the obligations of such office (including without limitation, the performance of obligations required by the fiduciary obligations of Stockholder acting solely in his or her capacity as an officer or director).

This Proxy shall terminate, and be of no further force or effect, on the Expiration Date.

[Remainder of Page Intentionally Left Blank]

2

Dated:                 , 2006

Signature

Print Name

Address

Shares:

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